PRESS RELEASE

Date:	March 21, 2008
From:	MutualFirst Financial, Inc.
For Publication:	Immediately
Contact:	David W. Heeter (765) 747-2880

MutualFirst Financial Announces Annual Meeting Date Rescheduled

Muncie, Indiana -March 21, 2008 - MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company for Mutual Federal Savings Bank, announced that it has rescheduled its previously announced annual meeting of stockholders which was to have been held on April 23, 2008. The annual meeting will instead be held on June 11, 2008, at 3:00 p.m. local time, at the Bank's headquarters, located at 110 E. Charles Street, Muncie, Indiana. The record date for voting has been set for April 17, 2008.

MutualFirst Financial, Inc. is the holding company for Mutual Federal Savings Bank, an Indiana-based financial institution, with assets of more than $962.5 million as of December 31, 2007 and 22 full-service offices in Delaware, Randolph, Kosciusko, Grant, Wabash and Elkhart Counties. Mutual Federal is a leading residential lender in each of their markets and provides a full range of financial services and Internet banking services. The company is traded on NASDAQ under the symbol MFSF and can be found on the Internet at www.mfsbank.com.

Press Release